Exhibit 4.1

Proof Only Proof Only

Incorporated on December 17, 2007 Under the Laws of
the State of California

NUMBER

SHARES

Avidbank Holdings, Inc.

This Certifies that ______________________________ *is the registered holder of* ______________________________ *Shares of Common Stock of Avidbank Holdings, Inc., a California Corporation, hereinafter designated "the Corporation", transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed or assigned.*

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers. Dated: ______________

The Corporation will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and or rights. Such requests may be made to the Corporation at its principal executive office.

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CHIEF EXECUTIVE OFFICER

____
SECRETARY

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© GOES 858 #126599

LITHO. IN U.S.A.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT. NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

NOTICE. THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

For value received
hereby sells, assigns and transfers unto

PLEASE PRINT NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE:

the shares represented by this Certificate, and does hereby irrevocably constitute and appoint Avidbank Holdings, Inc. or designated transfer agent _________________________________________________________________________ to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

Assignor

Witness